Exhibit 10.1

DEFERRED STOCK UNIT AWARD AGREEMENT

THIS DEFERRED STOCK UNIT AWARD AGREEMENT (“Agreement”), dated ______, is between Polaris Industries Inc., a Minnesota corporation (the “Company”), and __________________, a director of the Company (the “Director”).
The Company maintains the Polaris Industries Inc. 2007 Omnibus Incentive Plan, as amended and restated, (the “Plan”), which is incorporated into and forms a part of this Agreement.  The Board of Directors has determined to grant the Award set forth in this Agreement to the Director pursuant to Article 14 of the Plan. Capitalized terms used in this Agreement shall, unless defined elsewhere in this Agreement, have the respective meanings given to such terms in the Plan.
1.	Deferred Stock Unit Award.

In consideration of the Director's services to the Company and for other good and valuable consideration, the Company shall, effective on the date set forth set forth above, grant to the Director _______ deferred stock units (the “Units”). Each Unit represents the right to receive one Share of the Company’s common stock, par value $0.01 per share. The Units granted to the Director will be credited to an account in the Director’s name maintained by the Company (the “Account”). This Account shall be unfunded and maintained for book-keeping purposes only.  The number of Units subject to this Agreement shall be subject to adjustment as set forth in Section 4.6 of the Plan.
2.	Vesting.

The Award is 100% fully and immediately vested on the date of this Agreement.

3.	Dividend Equivalents.

In the event of any dividend payable in cash with respect to the Company’s outstanding Shares, the Company will credit to the Director’s Account, as of the dividend payment date, a number of additional Units (the “Dividend Units”). The number of Dividend Units so credited as of any dividend payment date will be equal to (i) the total cash dividends the Director would have received on that dividend payment date if the Director’s outstanding Units as of the record date for such dividend payment (including any previously credited Dividend Units) had been actual Shares, divided by (ii) the Fair Market Value of a Share on the dividend payment date (with the quotient rounded to three decimal places).  Once credited to the Director’s Account, Dividend Units will be considered Units for all purposes of this Agreement.

4.	Payment of Units.

Subject to compliance with the terms of this Agreement and the Plan, the Company shall cause to be issued and delivered to the Director one Share in payment and settlement of each whole Unit credited to the Director’s Account as soon as practicable following the earlier to occur of (i) the Director’s separation from service with the Company (within the meaning of Code Section 409A) and (ii) a transaction or event that is a “Change of Control” within the meaning of Section 2.7 of the Plan (determined without regard to whether any designation may have been made by the Incumbent Directors under Section 2.7(b)), after giving effect to the final sentence of Section 2.7.  In accordance with Section 21.12 of the Plan, no fractional Share shall be issuable to the Director, and the Unit balance in the Director’s Account shall be rounded to the next lower whole Unit for purposes of payment and settlement. Delivery of Shares in payment and settlement of Units shall be effected by an appropriate entry in the stock register maintained by the Company’s transfer agent with a notice of issuance provided to the Director, by the issuance of a certificate to the Director representing such Shares or by the electronic delivery of the Shares to a brokerage account designated by the Director.  In no event shall the Shares be issued later than the later of December 31 of the calendar year in which the event giving rise to the issuance of the Shares occurs or the 15th day of the third calendar month following the event giving rise to the issuance of the Shares.
5.	Other Provisions.

(a)            Restrictions on Shares.  Upon issuance in settlement of Units in accordance with the terms of this Agreement, the Shares shall be subject to such restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, the New York Stock Exchange and any applicable state or foreign securities laws, and the Committee may cause a legend or legends to be endorsed on any stock certificates for such shares making appropriate references to such legal restrictions.
(b)            Transferability of Units.  The Units subject to this Agreement may not be sold, assigned, transferred, exchanged or encumbered other than by will or the laws of descent and distribution. Such Units shall not be subject, in whole or in part, to attachment, execution, or levy of any kind, and any purported transfer of such Units in violation of this Paragraph 5(b) or Section 12.1 of the Plan shall be null and void.
(c)            Conflict with Plan.  The Award and this Agreement shall be subject to the provisions of the Plan. In the event of any conflict between this Agreement and the Plan, the Plan shall control over this Agreement.
(d)            Shares to Be Reserved.  The Company shall at all times prior to the issuance of Shares as provided in Section 4 reserve and keep available such number of Shares as will be sufficient to pay and settle the Units on the date set forth in Section 4.  Notwithstanding the foregoing, the Company’s obligations under this Agreement shall be unfunded and unsecured, and no special or separate fund shall be established and no other segregation of assets shall be made and the Director shall have no greater rights than an unsecured general creditor of the Company. The Director shall have no rights as a shareholder of the Company by virtue of any Shares issuable in settlement of Units unless and until such Shares are actually issued to the Director.

(e)            Headings. Headings in this Agreement are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.
(f)            Construction. This Agreement shall be administered, interpreted, and enforced under the internal laws of the State of Minnesota without regard to conflicts of laws thereof.
(g)            Severability. In the event that any provision of this Agreement shall be held illegal, invalid, or unenforceable for any reason, such provision shall be fully severable, but shall not affect the remaining provisions of this Agreement and this Agreement shall be construed and enforced as if the illegal, invalid, or unenforceable provision had never been included herein.
(h)            Conformity to Securities Laws. The Director acknowledges that the Plan and this Agreement are intended to conform to the extent necessary with all provisions of the Securities Act of 1933, as amended, and the Exchange Act, and any and all regulations and rules promulgated by the Securities and Exchange Commission thereunder, including, without limitation, the applicable exemptive conditions of Rule 16b-3. Notwithstanding anything herein to the contrary, the Plan and this Agreement shall be administered, and the Award is granted, only in such a manner as to conform to such laws, rules and regulations. To the extent permitted by applicable law, the Plan and this Agreement shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.
(i)            Electronic Delivery and Electronic Signature. The Director hereby consents and agrees to electronic delivery of this Agreement, the Plan, the Plan Information Statement, proxy materials, annual reports, and other related documents. If the Company establishes procedures for an electronic signature system for delivery and acceptance of such documents (including documents relating to any programs adopted under the Plan), the Director hereby consents to such procedures and agrees that his or her electronic signature is the same as, and shall have the same force and effect as, his or her manual signature.  The Director consents and agrees that any such procedures and delivery may be effected by a third party engaged by the Company to provide administrative services related to the Plan, including any program adopted under the Plan.
(j)            Amendments. This Agreement and the Plan may be amended without the consent of the Director if such amendment would not adversely affect in any material way any rights of the Director under this Agreement, or if such amendment is adopted in accordance with Section 17.4 of the Plan. Except as provided in Section 17.4 of the Plan, no amendment of this Agreement shall, without the consent of the Director, adversely affect in any material way any rights of the Director under this Agreement.

IN WITNESS WHEREOF, the Director and the Company have executed this Agreement on the dates set forth below.
DIRECTOR	POLARIS INDUSTRIES INC.

By:

Date:	Date:

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